UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 9, 2015

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 9, 2015, iPass Inc. and June Bower, Chief Marketing Officer of iPass, entered into an agreement setting forth the terms pursuant to which Ms. Bower ceased to be an officer and employee of iPass on May 8, 2015. Under the terms of the agreement, Ms. Bower: (a) will receive a severance payment equivalent to six (6) months of her base salary to which Ms. Bower is entitled under the iPass Inc. Executive Corporate Transaction and Severance Benefit Plan; (b) will receive an additional severance payment equivalent to one quarter of her target bonus under the iPass Inc. annual bonus plan; (c) will have until August 8, 2016, to exercise her vested stock options; and (d) will receive COBRA benefits for up to 12 months. Further, as part of the agreement, iPass and Ms. Bower granted each other a full and final release of any obligations existing between them.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
iPass Inc.
By: /s/ Darin Vickery
Darin Vickery
Vice President and
Chief Financial Officer
Dated: June 15, 2015